UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K
_____________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2017 (September 1, 2017)
_____________________________

TRONOX LIMITED
(Exact name of registrant as specified in its charter)
_____________________________

Western Australia, Australia	001-35573	98-1026700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Tresser Boulevard, Suite 1100	Lot 22 Mason Road
Stamford, Connecticut 06901	Kwinana Beach, WA 6167 Australia

(Address of principal executive offices, including zip code)

(203) 705-3800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 1, 2017, Tronox Holdings Inc., a wholly owned subsidiary of Tronox Limited (“we”, “us”, “our” or the “Company”) completed the previously announced sale of its wholly owned subsidiary Tronox Alkali Corporation (“Alkali”) to Genesis Energy, L.P. for proceeds of approximately $1.325 billion in cash, subject to a customary post-closing working capital adjustment (the “Sale”). The unaudited pro forma condensed consolidated financial statements of the Company, giving effect to the disposition of Alkali, are attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Ninth Supplemental Indenture to 2012 Senior Notes

In connection with the Sale, the Company and certain of its subsidiaries entered into a supplemental indenture (the “Ninth Supplemental Indenture”), dated as of September 1, 2017, relating to the 6.375% Senior Notes due 2020 (the “2020 Senior Notes”) issued by Tronox Finance LLC, a Delaware limited liability company (the “Issuer”) , and guaranteed by the Company and certain subsidiaries of Issuer. Pursuant to the Ninth Supplemental Indenture, each of Alkali, Tronox Alkali Wyoming Corporation, a Delaware corporation (“TAW”), and Tronox Specialty Alkali LLC, a Delaware limited liability company (together with Alkali and TAW, the “Alkali Companies”) was released from its guarantee and other obligations relating to the 2020 Senior Notes. A copy of the Ninth Supplemental Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K.

Fifth Supplemental Indenture to 2015 Senior Notes

Additionally, in connection with the Sale, the Company and certain of its subsidiaries entered into a supplemental indenture (the “Fifth Supplemental Indenture”), dated as of September 1, 2017, relating to the 7.50% Senior Notes due 2022 (the “2022 Senior Notes”) issued by the Issuer, and guaranteed by the Company and certain subsidiaries of Issuer. Pursuant to the Fifth Supplemental Indenture, each of the Alkali Companies was released from its guarantee and other obligations relating to the 2022 Senior Notes. A copy of the Fifth Supplemental Indenture is attached as Exhibit 4.2 to this Current Report on Form 8-K.

Item 8.01.  Other Events.

On September 1, 2017, Tronox Limited issued a press release announcing the closing of the Sale. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Additional Information and Where to Find It

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval. In connection with the Transaction Agreement (the “Cristal Transaction Agreement”), by and between Tronox, The National Titanium Dioxide Company (“Cristal”) and Cristal Inorganic Chemicals Netherlands Coöperatief W.A. (the “Cristal Transaction”), the Company has filed, and intends to file, relevant materials with the U.S. Securities and Exchange Commission (“SEC”). The Company filed a definitive proxy statement with the SEC on August 31, 2017. Investors and Securityholders are urged to read the proxy statement (including all amendments and supplements thereto) and all other relevant documents regarding the proposed Cristal Transaction filed with the SEC or sent to shareholders as they become available as they will contain important information about the Cristal Transaction. You may obtain a free copy of the proxy statement and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. Copies of documents filed by the Company with the SEC will be available free of charge on the Company’s website at www.tronox.com or by contacting the Company’s Investor Relations at +1.203.705.3722.

Certain Information Regarding Participants

The Company, Cristal and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Cristal Transaction. You can find information about the Company’s directors and executive officers in the Company’s definitive annual proxy statement filed with the SEC on March 16, 2017. Additional information regarding the interests of such potential participants is included in the definitive proxy statement regarding the Cristal Transaction, and will be included in other relevant documents filed with the SEC.

Forward Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These and other risk factors are discussed in the company’s filings with the SEC, including those under the heading entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the period ended June 30, 2017.

Significant risks and uncertainties may relate to, but are not limited to, the risk that the Transaction does not close due to failure of a closing condition or termination of the Purchase Agreement in accordance with its terms, causing the Company to seek alternative financing for the Cristal Transaction; the risk that the Cristal Transaction will not close, including by failure to obtain shareholder approval, failure to obtain any necessary financing or the failure to satisfy other closing conditions under the Cristal Transaction Agreement or by the termination of the Cristal Transaction Agreement; failure to plan and manage the Cristal Transaction effectively and efficiently; the risk that a regulatory approval that may be required for the Cristal Transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the risk that expected synergies will not be realized or will not be realized within the expected time period; unanticipated increases in financing and other costs, including a rise in interest rates; reduced access to unrestricted cash; compliance with our bank facility covenants; the price of our shares; general market conditions; our customers potentially reducing their demand for our products; more competitive pricing from our competitors or increased supply from our competitors; operating efficiencies and other benefits expected from the Cristal Transaction.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information or future developments.

Item 9.01. Financial Statements and Exhibits.

(b)	Pro Forma Information.

The unaudited pro forma condensed consolidated balance sheet of Tronox Limited as of June 30, 2017 and the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2017 and for the two years ended December 31, 2016 and 2015 are included as Exhibit 99.1 to this report and are incorporated into this Item 9.01 by reference. As we acquired Alkali on April 1, 2015, this is the assumed disposition date. As such, the pro forma condensed consolidated statement of operations for 2014 is not included.

(d)	Exhibits.

Exhibit No.	Description
4.1
Ninth Supplemental Indenture, dated as of September 1, 2017, to the Indenture, dated August 20, 2012 among Tronox Finance LLC, as Issuer, Tronox Limited as Parent, the guarantors named therein and Wilmington Trust, National Association, as trustee (filed herewith).

4.2
Fifth Supplemental Indenture, dated as of September 1, 2017, to the Indenture, dated March 19, 2015 among Tronox Finance LLC, as Issuer, Tronox Limited as Parent, the guarantors named therein and Wilmington Trust, National Association, as trustee (filed herewith).

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Tronox Limited

99.2	Press Release of the Company dated September 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX LIMITED

	By:	/s/ Richard L. Muglia
Date: September 7, 2017	Name:	Richard L. Muglia
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
4.1
Ninth Supplemental Indenture, dated as of September 1, 2017, to the Indenture, dated August 20, 2012 among Tronox Finance LLC, as Issuer, Tronox Limited as Parent, the guarantors named therein and Wilmington Trust, National Association, as trustee (filed herewith).

4.2
Fifth Supplemental Indenture, dated as of September 1, 2017, to the Indenture, dated March 19, 2015 among Tronox Finance LLC, as Issuer, Tronox Limited as Parent, the guarantors named therein and Wilmington Trust, National Association, as trustee (filed herewith).

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Tronox Limited

99.2	Press Release of the Company dated September 1, 2017.